EXHIBIT 10.01

                                                                  CONFORMED COPY




                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                 October 1, 1999

                                     between

                                 RCN CORPORATION

                                       and

                          VULCAN VENTURES INCORPORATED

                        relating to the purchase and sale

                                       of

                 Series B 7% Senior Convertible Preferred Stock

                                       of

                                 RCN CORPORATION


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                                TABLE OF CONTENTS

                                  -------------

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale...............................................8
SECTION 2.02.  Closing.........................................................8
SECTION 2.03.  Certificates for Shares.........................................8

                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

SECTION 3.01.  Corporate Existence and Power...................................9
SECTION 3.02.  Corporate Authorization........................................10
SECTION 3.03.  Authorization..................................................10
SECTION 3.04.  Non-contravention..............................................10
SECTION 3.05.  Capitalization.................................................11
SECTION 3.06.  Authorization of Preferred Shares..............................11
SECTION 3.07.  Finders' Fees..................................................12
SECTION 3.08.  SEC Reports....................................................12
SECTION 3.09.  Proxy Materials................................................12
SECTION 3.10.  Financial Statements...........................................12
SECTION 3.11.  Absence of Certain Changes.....................................13
SECTION 3.12.  Litigation.....................................................13
SECTION 3.13.  Offering of Preferred Shares...................................13
SECTION 3.14.  Governmental Authorizations....................................13
SECTION 3.15.  State Takeover Statutes........................................14

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.  Corporate Existence and Power..................................14
SECTION 4.02.  Corporate Authorization........................................14
SECTION 4.03.  Authorization..................................................15
SECTION 4.04.  Non-contravention..............................................15


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                                                                            Page
                                                                            ----

SECTION 4.05.  Purchase for Investment........................................15
SECTION 4.06.  Current Ownership..............................................15
SECTION 4.07.  Voting Arrangements............................................15
SECTION 4.08.  Litigation.....................................................16
SECTION 4.09.  Finders' Fees..................................................16
SECTION 4.10.  Proxy Materials................................................16

                                    ARTICLE 5
                          COVENANTS OF THE CORPORATION

SECTION 5.01.  Access to Information..........................................16
SECTION 5.02.  Certificate of Designations....................................17
SECTION 5.03.  Restrictions Pending the Closing...............................17
SECTION 5.04.  Buyer Director.................................................17
SECTION 5.05.  Reservation of Shares..........................................19
SECTION 5.06.  Other Transfers of Restricted Securities.......................19
SECTION 5.07.  Pro-rata Participation.........................................19
SECTION 5.08.  Exchange of Class B Stock......................................21
SECTION 5.09.  Change of Control..............................................22
SECTION 5.10.  Cross Ownership................................................24
SECTION 5.11.  Special Preferred Stock........................................24

                                    ARTICLE 6
                               COVENANTS OF BUYER

SECTION 6.01.  Confidentiality................................................25
SECTION 6.02.  Sale or Transfer of Restricted Securities......................26
SECTION 6.03.  Acquisition of Voting Securities...............................27
SECTION 6.04.  Standstill.....................................................28
SECTION 6.05.  Voting Arrangements............................................32
SECTION 6.06.  Voting of Preferred Stock......................................32

                                    ARTICLE 7
                     COVENANTS OF BUYER AND THE CORPORATION

SECTION 7.01.  Required Regulatory Approvals; Reasonable Best Efforts;
               Further Assurances.............................................33
SECTION 7.02.  Certain Filings................................................33
SECTION 7.03.  Public Announcements...........................................34
SECTION 7.04.  Registration Rights Agreement..................................34
SECTION 7.05.  Shareholder Meeting............................................34
SECTION 7.06.  Buyer's Option.................................................35


                                      iii

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                                                                            Page
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                                    ARTICLE 8
                              CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of Buyer and the Corporation.........37
SECTION 8.02.  Conditions to Obligation of Buyer..............................37
SECTION 8.03.  Conditions to Obligation of the Corporation....................38

                                    ARTICLE 9
                                   TERMINATION

SECTION 9.01.  Grounds for Termination........................................39
SECTION 9.02.  Effect of Termination..........................................39

                                   ARTICLE 10
                            SURVIVAL; INDEMNIFICATION

SECTION 10.01.  Survival of Representation and Warranties.....................40
SECTION 10.02.  Indemnification...............................................40
SECTION 10.03.  Procedures....................................................41
SECTION 10.04.  Inspections; No Other Representations ........................41
SECTION 10.05.  Exclusivity...................................................42

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  Notices.......................................................42
SECTION 11.02.  Amendments and Waivers........................................43
SECTION 11.03.  Expenses......................................................43
SECTION 11.04.  Assignment....................................................43
SECTION 11.05.  Governing Law.................................................44
SECTION 11.06.  Jurisdiction..................................................44
SECTION 11.07.  Counterparts; Third Party Beneficiaries.......................44
SECTION 11.08.  Entire Agreement..............................................45
SECTION 11.09.  Captions......................................................45
SECTION 11.10.  Severability..................................................45
SECTION 11.11.  Specific Performance..........................................45
SECTION 11.12.  No Recourse...................................................45

Exhibit A        Certificate of Designations, Preferences and Rights
                 of Series B 7% Senior Convertible Preferred Stock


                                       iv

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                                                                            Page
                                                                            ----
Exhibit B        Registration Rights


                                       v
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                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of October 1, 1999 between RCN Corporation, a Delaware corporation (the "Corporation"), and Vulcan Ventures Incorporated, a Washington corporation ("Buyer").

         WHEREAS, the Corporation desires to sell the Preferred Shares (as defined herein) to Buyer, and Buyer desires to purchase the Preferred Shares from the Corporation, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, as a condition to Buyer's willingness to enter into this Agreement, simultaneously with the execution of this Agreement Buyer is entering into a Voting Agreement (the "Voting Agreement") with Level 3 Telecom Holdings Inc., a stockholder of the Corporation, and the Corporation.

         WHEREAS, simultaneously with the execution of this Agreement, the Corporation is entering into (i) the Channel Agreement and the Portal Agreement (as defined herein) with Buyer and (ii) the LA Agreement (as defined herein) with Charter Communications, Inc., a Delaware corporation ("Charter").

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "10-Day Market Price" means the average of the daily Market Prices of the Common Stock for the 10 consecutive trading days ending the day prior to the date for which such value is to be computed.

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether



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through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

         "Agreed Percentage" means 15%; provided that (i) if the Corporation submits to the vote of the Corporation's stockholders any Takeover Proposal, the Agreed Percentage shall be equal to the greater of 15% and the Voting Percentage entitled to be cast by the Level 3 Holders (assuming that the Level 3 Holders continued to hold any Voting Securities transferred by a Level 3 Holder to any Person other than a Level 3 Holder after the date hereof) in such vote after taking into account the conversion of Preferred Stock to Common Stock by Buyer in order to increase its vote to the same Voting Percentage as the Level 3 Holders; and (ii) if (A) the Corporation shall issue to any Person, in one transaction or a series of related transactions, Voting Securities (excluding the shares of Common Stock issuable on conversion of the Series A Preferred Stock and on exercise of employee options) or Convertible Voting Securities, representing 5% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or any Group of which such Person is a member), (B) as a result thereof the Voting Percentage of such Person or any Group of which such Person is a member increases by more than 1% of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or Group) and (C) immediately following such issuance, such Person or any Group of which such Person is a member shall beneficially own 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or Group), then the Agreed Percentage shall be equal to the greater of 15% and the maximum Voting Percentage such Person is allowed by the Corporation to cast; provided that if such issuance is in connection with a bona fide public offering in which the Corporation uses commercially reasonable efforts to avoid issuing, and does not knowingly issue, Voting Securities to any Person (other than a Person in respect of which the Corporation agrees that this proviso shall be disregarded) who immediately following such issuance shall, together with the members of any Group of which such Person is a member, beneficially own 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person or Group), this clause (ii) shall be disregarded in connection with such issuance (other than with respect to a Person in respect of which the Corporation agrees that this proviso shall be disregarded). In the event that more than one of the events referred to in clause (i) or (ii) of the proviso to the preceding sentence shall occur, the Agreed Percentage shall be the greatest percentage provided for under clause (i) or (ii).

         "beneficial owner" has the meaning set forth in Rule 13d-3 under the Exchange Act, and derivative terms such as "beneficially own" shall be given corresponding meanings.

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         "Board of Directors" means the Board of Directors of the Corporation.

         "Change of Control" means the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Securities of the Corporation are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Corporation are converted into or exchanged for Voting Securities of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no Person or Group is the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Change of Control Premium Date" means three years from the earlier of: (i) the Closing Date and (ii) February 15, 2000.

         "Channel Agreement" means the letter agreement dated as of the date hereof between the Corporation and Buyer regarding certain rights of access to channel capacity.

         "Closing Date" means the date of the Closing.

         "Commission" means the Securities and Exchange Commission.

         "Common Equity" means shares of Common Stock, shares of Class B Stock and Convertible Securities (including the Preferred Stock).

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         "Controlled Affiliate" means, with respect to any Person, any corporation or other entity of which 75% or more of the securities or other ownership interests having ordinary voting power to elect directors to the Board of Directors (or other governing body) of such corporation or other entity are directly or indirectly owned by such Person.

         "Convertible Securities" means any securities convertible into or exchangeable or exercisable for Common Stock or Class B Stock.

         "Convertible Voting Securities" means securities convertible into or exchangeable or exercisable for Voting Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Group" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

         "LA Agreement" means the term sheet dated as of the date hereof between the Corporation and Charter regarding the provision of telephony services in the Los Angeles metropolitan area.

         "Level 3 Holders" means Peter Kiewit Sons Inc., Level 3
Communications, Inc. and Level 3 Telecom Holdings, Inc. and any of their respective controlled Affiliates.

         "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "Market Price" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; provided that, in connection with (i) or (ii), the Corporation may from time to time specify in advance the time at which the trade price or bid and ask prices, respectively, shall be determined for purposes of a particular calculation under this Agreement. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

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        "Material Adverse Effect" means (i) with respect to the Corporation, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries, taken as whole, excluding any such effect resulting from or arising in connection with
(A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which the Corporation and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions, (ii) with respect to Buyer, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which Buyer and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions, or (iii) with respect to Charter, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Charter and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which Charter and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Portal Agreement" means the Video Portal Agreement Term Sheet dated as of the date hereof between the Corporation and Buyer.

        "Preferred Shares" means 1,650,000 shares of Preferred Stock issued on the Closing Date.

        "Preferred Stock" means the Series B 7% Senior Convertible Preferred Stock of the Corporation.

        "Restricted Securities" means (i) Common Equity and (ii) any other Voting Securities or Convertible Voting Securities.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" means, with respect to any Person, any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the Board of

Directors or other persons performing similar functions are directly or indirectly owned by such Person.

        "Takeover Proposal" means any solicited or unsolicited tender or exchange offer (or a proposal therefor) or proposal for a merger, consolidation, sale of assets or other business combination or transaction (including a sale or issuance of equity securities or a proxy contest) that, in any such case, could reasonably be expected to result in a Change of Control.

        "Total Voting Power" means the aggregate number of votes which may be cast by holders of Voting Securities in respect of Voting Securities.

        "Voting Percentage" means, with respect to any Person, the percentage of the Total Voting Power beneficially owned by such Person.

        "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation other than the Preferred Stock and the Special Preferred; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

        (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                            Section
Advance Pro Rata Notice                                           5.07
Approved Shares                                                   7.06
Authorizations                                                    3.14
Buyer Director                                                    5.04
Buyer Proposal                                                    6.04
Certificate of Designations                                       3.06
Change of Control Date                                            5.09
Change of Control Offer                                           5.09
Change of Control Payment Date                                    5.09
Class B Stock                                                     3.05
Closing                                                           2.02
Common Stock                                                      3.05
Current Shares                                                    4.06
Damages                                                          10.02
Determination Period                                              6.04
DGCL                                                              3.15
Election Notice                                                   5.09
Fully Financed                                                    6.04

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Term                                                            Section
First Call Date                                                   5.09
Gross Up Adjustment                                              10.02
HSR Act                                                           3.03
Indemnified Party                                                10.03
Indemnifying Party                                               10.03
Initial Shares                                                    7.06
Issuance                                                          5.07
NASD                                                              7.05
Negotiated Proposal                                               6.04
Negotiation Notice                                                6.04
Offer                                                             6.04
Permitted Actions                                                 6.04
Permitted Transferee                                              6.02
Pro-Rata Notice                                                   5.07
Pro-Rata Securities                                               5.07
Proxy Statement                                                   3.09
Purchase Price                                                    2.01
Redemption Price                                                  5.09
Regulatory Authorities                                            3.03
Representatives                                                   6.01
Rights                                                            5.07
Schedule 3.04 Consent                                             3.04
SEC Reports                                                       3.05
Second Closing                                                    7.06
Section 6.04(e) Event                                             6.04
Series A Preferred Stock                                          3.05
Special Preferred                                                 5.11
Standstill Period                                                 6.04
Stock Issuance Proposal                                           6.05
Stockholder Approval                                              7.06
Stockholder Meeting                                               7.05
Voting Agreement                                               Recitals


        (c) The following definitional provisions shall apply to this Agreement:

             (i) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

             (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (iii) The terms "Dollars" and "$" shall mean United States Dollars.

             (iv) References herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

             (v) Wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."


                                    ARTICLE 2

                                PURCHASE AND SALE

        SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Corporation agrees to sell to Buyer, and Buyer agrees to purchase from the Corporation, the Preferred Shares at the Closing. The purchase price (the "Purchase Price") for the Preferred Shares is $1,650,000,000 in cash. The Purchase Price shall be paid as provided in Section 2.02.

        SECTION 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Preferred Shares hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, and in no event later than five business days after satisfaction or waiver of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), or at such other time or place as Buyer and the Corporation may agree. At the Closing:

        (a) Buyer shall deliver to the Corporation the Purchase Price in immediately available funds by wire transfer to an account of the Corporation with a bank designated by the Corporation, by notice to Buyer, not later than two business days prior to the Closing Date.

        (b) The Corporation shall deliver to Buyer certificates for the Preferred Shares.

        SECTION 2.03. Certificates for Shares. (a) Each certificate for Preferred Stock or Restricted Securities issued to Buyer shall bear the following legend:

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such Act and other applicable laws.

        (b) Each certificate for Restricted Securities beneficially owned by Buyer will bear the following legend:

               "The securities represented hereby are subject to certain restrictions under the terms of the Stock Purchase Agreement dated October 1, 1999, as amended from time to time, between Vulcan Ventures Incorporated and RCN Corporation and may not be offered, sold, transferred or otherwise disposed of except in accordance with the terms of that Agreement."

At the Closing, Buyer will deliver to the Corporation all certificates representing Restricted Securities beneficially owned by Buyer so that the Corporation may place such legend on such certificates.

        (c) The Corporation agrees that, at the request of Buyer or any Permitted Transferee, it will remove from the certificates representing any Preferred Stock or Restricted Securities the legend contemplated by subsection
(a) regarding the restriction under the Securities Act in the event that outside counsel for Buyer or such Permitted Transferee determines that the transfer of such Restricted Securities is no longer restricted by the Securities Act and outside counsel for the Corporation concurs in such determination (such concurrence not to be unreasonably withheld). The Corporation agrees that, at the request of Buyer, it will remove from the certificates representing Restricted Securities the legend contemplated by subsection (b) regarding the restrictions under this Agreement at the time after which such restrictions are no longer applicable. If Buyer transfers any Restricted Securities in accordance with Section 6.02, the Corporation will issue to such transferee a certificate representing such transferred Restricted Securities without the legend contemplated by subsection (b) regarding the restrictions under this Agreement.


                                    ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

        The Corporation represents and warrants to Buyer as of the date hereof and as of the Closing that:

        SECTION 3.01. Corporate Existence and Power. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

        SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance of this Agreement by the Corporation is within the Corporation's corporate powers and, except for any required approval of the Corporation's stockholders, has been duly authorized by all necessary corporate action on the part of the Corporation.

        (b) This Agreement constitutes a legal and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (ii) for limitations imposed by general principles of equity.

        SECTION 3.03. Authorization. The execution, delivery and performance of this Agreement by the Corporation requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the Exchange Act, (ii) with respect to the Corporation's obligations under Section 7.04, compliance with any applicable requirements of the Securities Act, (iii) the filing of the Certificate of Designations in accordance with the laws of Delaware, (iv) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) filings with, notifications to and consents from the Federal Communications Commission, franchising authorities, state public utility commissions and other similar governmental entities (collectively, "Regulatory Authorities") and (vi) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

        SECTION 3.04. Non-contravention. Assuming compliance with the matters referred to in Section 3.03 and receipt of approval from the Corporation's stockholders, if required, the execution, delivery and performance of this Agreement by the Corporation do not and will not (i) violate the certificate of incorporation or bylaws of the Corporation, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Corporation, other than violations that would be immaterial to the Corporation or Buyer, or (iii) except for the consent forth on Schedule 3.04 (the "Schedule
3.04 Consent") and except as to matters which would be immaterial to the Corporation or Buyer, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Corporation or to a loss of any benefit to which the Corporation is entitled under any provision of any agreement or other instrument binding upon the Corporation or (iv) result in the creation or imposition of any Lien on any asset of the Corporation except where such Lien would not have a Material Adverse Effect on the Corporation.

        SECTION 3.05. Capitalization. (a) As of the date hereof, the authorized capital stock of the Corporation consists of: 200,000,000 shares of common stock ("Common Stock"), par value $1.00 per share; 400,000,000 shares of Class B common stock ("Class B Stock"), par value $1.00 per share; and 25,000,000 shares of preferred stock, par value $1.00 per share. As of September 24, 1999, there were issued and outstanding the following shares of such stock: 76,319,126 shares of Common Stock, no shares of Class B Stock and 254,083 shares of Series A 7% Senior Convertible Preferred Stock ("Series A Preferred Stock").

        (b) All outstanding shares of Common Stock and all outstanding shares of Series A Preferred Stock are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Corporation. As of the date hereof and other than (i) as set forth in the financial statements contained in the forms, reports and documents filed with the Commission (the "SEC Reports"), (ii) as set forth on Schedule 3.05(b) hereto, and (iii) in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Corporation requiring, and there are no outstanding debt or equity securities of the Corporation which upon the conversion, exchange or exercise thereof would require, the issuance, sale or transfer by the Corporation of any new or additional equity interests in the Corporation (or any other securities of the Corporation or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Corporation). Except as set forth in the SEC Reports and as contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Corporation or any of its Subsidiaries is a party with respect to the voting of capital stock of the Corporation.

        SECTION 3.06. Authorization of Preferred Shares. The issuance, sale and delivery of the Preferred Shares has been duly authorized by all requisite corporate action of the Corporation, except for any required approval of the Corporation's stockholders, and the Preferred Shares issued to Buyer in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series B 7% Senior Convertible Preferred Stock (the "Certificate of Designations") set forth on Exhibit A hereto, when issued and delivered in accordance with the terms of this Agreement will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Corporation.

        SECTION 3.07. Finders' Fees. Except for Chase Securities Inc. and Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by the Corporation, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Corporation who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

        SECTION 3.08. SEC Reports. The Corporation has filed all required SEC Reports when due in accordance with the Exchange Act and delivered or made available to Buyer copies thereof. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 3.09. Proxy Materials. If the Corporation seeks the approval of the Corporation's stockholders in connection with the issuance of securities contemplated hereby, the proxy or information statement of the Corporation to be filed with the Commission in connection with the related shareholders meeting (the "Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Corporation, and at the time such stockholders vote on approval of the issuance of securities hereunder, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished in writing to the Corporation by Buyer specifically for use therein.

        SECTION 3.10. Financial Statements. The consolidated financial statements of the Corporation contained in the SEC Reports (or, in the case of any amended SEC Report, in the SEC Report as so amended) comply as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements, which adjustments will not be material either individually or in the aggregate).

        SECTION 3.11. Absence of Certain Changes. Since June 30, 1999, there has not been any event, occurrence or development of a state of circumstances or facts that has had or would reasonably be expected to have a Material Adverse Effect on the Corporation or an adverse effect on the ability of the Corporation to perform its obligations under this Agreement.

        SECTION 3.12. Litigation. Except as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Corporation threatened against or affecting, the Corporation or any Subsidiary before any court or arbitrator or any governmental body, agency or official which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or
(ii) if resolved adversely to the Corporation or a Subsidiary would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Corporation.

        SECTION 3.13. Offering of Preferred Shares. Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Corporation under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Preferred Shares) which might subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

        SECTION 3.14. Governmental Authorizations. The Corporation has all necessary franchises, approvals, authorizations, permits, licenses, registrations, qualifications and similar rights obtained from any Federal, State or Local regulatory authority ("Authorizations") to conduct and operate the businesses of the Corporation, except any such Authorizations which the failure to have would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation. The Authorizations are currently in full force and effect, are not in default, and are valid under all applicable rules and regulations according to their terms, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation. The Corporation is in compliance with the terms and conditions of the Authorizations, including requirements for notifications, filing, reporting, posting and maintenance of logs and records, except where any failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation.

        SECTION 3.15. State Takeover Statutes. The Board of Directors of the Corporation, at a meeting duly called (or for which notice was duly waived by all directors of the Corporation) and held on September 28, 1999, has approved the terms of this Agreement, the Certificate of Designations, the Voting Agreement and the other documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to Buyer of the Preferred Stock pursuant to this Agreement, and Buyer's acquisition of shares of Common Stock or Class B Common Stock upon conversion of the Preferred Stock), and such approval constitutes approval of such transactions by the Board of Directors under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), and constitutes all actions necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to Buyer in connection with or as a result of such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other documents contemplated hereby.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to the Corporation as of the date hereof and as of the Closing that:

        SECTION 4.01. Corporate Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

        SECTION 4.02. Corporate Authorization. The execution, delivery and performance of this Agreement by Buyer are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

        SECTION 4.03. Authorization. The execution, delivery and performance of this Agreement by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with the applicable requirements of the HSR Act,
(iii) filings with, notifications to and consents from Regulatory Authorities and (iv) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

        SECTION 4.04. Non-contravention. Assuming compliance with the matters referred to in Section 4.03, the execution, delivery and performance of this Agreement by Buyer does not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (iii) constitute a default under any agreement or other instrument binding upon Buyer except as to matters which would not be material to Buyer.

        SECTION 4.05. Purchase for Investment. Buyer is an "accredited investor" as defined in Rule 501 under the Securities Act. Buyer is purchasing the Preferred Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof or of any shares of Common Stock or Class B Stock issued on conversion of the Preferred Stock in violation of the Securities Act. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Stock and is capable of bearing the economic risks of such investment.

        SECTION 4.06. Current Ownership. The Buyer is the record and beneficial owner of 3,407,100 shares of Common Stock (the "Current Shares"). Except for the Current Shares, neither Buyer nor any of its Affiliates beneficially owns any Common Equity.

        SECTION 4.07.  Voting Arrangements.  The Buyer has not:

             (i) formed, joined or in any way participated in a Group with respect to any Common Equity; or

             (ii) granted any "proxies" (as defined under the Exchange Act) with respect to any Common Equity to any Person or deposited any Common Equity in a voting trust or entered into any other arrangement or agreement with respect to the voting thereof except as set forth in
        Section 6.05.

        SECTION 4.08. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which has a reasonable likelihood of success and in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

        SECTION 4.09. Finders' Fees. Except for Allen & Company Incorporated, whose fees and expenses shall be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        SECTION 4.10. Proxy Materials. If the Corporation seeks the approval of the Corporation's stockholders in connection with the issuance of securities contemplated hereby, none of the information provided by Buyer in writing specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Corporation and at the time the stockholders vote on approval of the issuance of securities hereunder, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5

                          COVENANTS OF THE CORPORATION

        The Corporation agrees that:

        SECTION 5.01. Access to Information. From the date hereof until the Closing Date, the Corporation will (i) furnish to Buyer and its authorized representatives such financial and operating data and other information relating to the Corporation and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with Buyer and its authorized representatives in its investigation of the Corporation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Corporation. In addition, during any time that Buyer has the right to designate the Buyer Directors pursuant to Section 5.04, the Corporation will provide Buyer with copies of all financial information, reports and presentations delivered to the lenders under the Corporation's principal credit facilities, subject to the confidentiality agreement set forth in Section 6.01.

        SECTION 5.02. Certificate of Designations. Prior to the Closing, the Corporation shall cause to be filed the Certificate of Designations set forth as Exhibit A hereto as required pursuant to the law of Delaware.

        SECTION 5.03. Restrictions Pending the Closing. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Buyer, the Corporation will not:

             (i) amend its Certificate of Incorporation or By-laws or similar organizational documents;

             (ii) split, combine or reclassify any shares of the Corporation's capital stock;

             (iii) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Common Stock;

             (iv) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Corporation set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of Buyer set forth in Section 8.01 or 8.02 not being satisfied; or

             (v) enter into any agreement or commitment to do any of the foregoing.

        SECTION 5.04. Buyer Director. Buyer shall be entitled to designate for election to the Board of Directors (i) two persons (each a "Buyer Director"), for so long as the aggregate number of shares of Common Stock and Class B Stock (treating all shares of Preferred Stock as if they had been converted) owned by Buyer is not less than 50% of the sum of the number of Current Shares plus the number of shares of Common Stock and Class B Stock issued or issuable on conversion of all shares of Preferred Stock issued to Buyer from time to time (appropriately adjusted in the event of any reclassification, recapitalization, stock split, reverse stock split or combination, exchange or readjustment of shares or any stock dividend thereon) and (ii) one Buyer Director for so long as the aggregate number of shares of Common Stock and Class B Stock (treating all shares of Preferred Stock as if they had been converted) owned by Buyer is not less than 25% of the sum of the number of Current Shares plus the number of shares of Common Stock and Class B Stock issued or issuable on conversion of all shares of Preferred Stock issued to Buyer from time to time (appropriately adjusted in the event of any reclassification, recapitalization, stock split, reverse stock split or combination, exchange or readjustment of shares or any stock dividend thereon); provided, however, that the right to designate one Buyer Director under this Section shall be suspended at any time that the holders of the Preferred Stock have the right to designate a person for election to the Board of Directors under the terms of the Preferred Stock set forth in the Certificate of Designations. In the event Buyer elects to designate one or two Buyer Directors pursuant to this Section 5.04, it shall so notify the Corporation in writing and the Corporation shall (a) increase the size of the Board of Directors by one or two, as the case may be, and fill the vacancy created thereby by electing the Buyer Director or Buyer Directors, as the case may be, and (b) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Director or Buyer Directors, as the case may be, for election as director(s) by the shareholders and use its best efforts to cause the Buyer Director to be so elected and re-elected at each subsequent stockholder meeting at which directors are elected (and if such Buyer Director(s) are not elected, the Board of Directors shall take all action permitted by law to appoint such Buyer Director(s) to the Board of Directors). If a vacancy shall exist in the office of a Buyer Director, Buyer shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of shareholders of the Corporation next following such election, nominate such successor for election as director by the shareholders and use its best efforts to cause the successor to be so elected. At least one Buyer Director shall be entitled to serve on the Executive Committee of the Board of Directors and any standing or special committee of the Board of Directors established for purposes of considering or which otherwise does consider any Takeover Proposal or any issuance of equity securities of the Corporation (other than any such issuance pursuant to any director or employee stock compensation plan). On the date upon which Buyer ceases to beneficially own the minimum amount of securities that would entitle Buyer to designate one or both of the Buyer Directors under this Section 5.04, Buyer's right to designate such Buyer Director or Buyer Directors, as the case may be, shall cease and, upon notice of termination from the Corporation to Buyer, Buyer shall cause such Buyer Director or Buyer Directors, as the case may be, to immediately resign, the terms of office of such Buyer Director or Buyer Directors, as the case may be, shall forthwith terminate and the size of the Board of Directors shall be reduced accordingly.

        SECTION 5.05. Reservation of Shares. For so long as any of the Preferred Stock is outstanding, the Corporation shall keep reserved for issuance a sufficient number of shares of Common Stock and Class B Stock to satisfy its conversion obligations under the Certificate of Designations.

        SECTION 5.06. Other Transfers of Restricted Securities. The Corporation shall take all actions reasonably necessary to enable holders of the Common Stock or Class B Stock to sell such stock without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

        SECTION 5.07. Pro-rata Participation. (a) If the Corporation shall issue (such issuance, including any Common Equity issued to Buyer pursuant to this Section 5.07, an "Issuance") any Common Equity (other than an issuance of Common Equity (i) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future director or employee compensation plan approved by the Board of Directors, (ii) as consideration for the acquisition of a business or of assets, (iii) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (iv) upon conversion, exercise or exchange of Convertible Securities, (v) pursuant to
Section 5.08 hereof, (vi) which would cause an adjustment under paragraph 8(g)(iii) of the Certificate of Designations, (vii) pursuant to any shareholders' rights plan or (viii) as dividends on any class of preferred stock of the Corporation), Buyer shall have the right to purchase for cash an amount of such Common Equity ("Pro-Rata Securities") on the same terms and at the same price as the issue price of such Common Equity (such price to be agreed by the Corporation and Buyer if such Common Equity is to be issued for consideration other than cash, and if the parties cannot agree on such price, the price shall be determined as provided in paragraph (c) of this Section 5.07) so that, after the Issuance, Buyer would own the same proportional interest of Common Stock and Class B Stock in the aggregate (assuming conversion, exercise or exchange of all Convertible Securities) as is owned by it prior to the Issuance (assuming conversion, exercise or exchange of all Convertible Securities). The Corporation shall deliver written notice (a "Pro-Rata Notice") to Buyer with respect to any Issuance subject to the provisions of this Section 5.07 either, at the Corporation's option, (i) not less than 5 days before the anticipated date of such Issuance (an "Advance Pro-Rata Notice"), or (ii) promptly after consummation of such Issuance. Buyer's right to purchase Pro-Rata Securities with respect to any Issuance of Common Equity shall terminate 5 business days after delivery of the Pro-Rata Notice. If Buyer timely elects to exercise its right to purchase Pro-Rata Securities, such election will constitute a binding offer to purchase and may not be revoked by Buyer; provided, however, that Buyer's obligation to acquire the

Pro-Rata Securities will be subject to terms and conditions at least as favorable as those applicable to the Issuance giving rise to Buyer's rights under this Section 5.07 and to receipt of any necessary governmental approvals (and the parties agree to expeditiously seek and cooperate with respect to obtaining such approvals). Notwithstanding anything in this Section 5.07 to the contrary, (i) if Buyer exercises its right to purchase any Pro-Rata Securities pursuant to an Advance Pro-Rata Notice, but the Corporation does not consummate the issuance of Common Equity referred to in such notice (or reduces the size of such issuance), Buyer will not have the right to purchase such Pro-Rata Securities (or, in the event of a reduction in the size of the Issuance, have its right to purchase reduced pro rata), (ii) if Buyer exercises its right to purchase any Pro-Rata Securities, the Corporation and Buyer agree that the Issuance giving Buyer such right shall not cause an adjustment under paragraph 8(g)(ii) of the Certificate of Designations, and (iii) if the Corporation issues securities ("Rights") the issuance of which, except for this paragraph, would cause an adjustment under paragraph 8(g)(iii) of the Certificate of Designations, then (A) Buyer shall, in addition to any Rights it receives in respect of any Common Stock and Class B Stock it owns, be entitled to receive Rights in respect of all Preferred Stock (as if such Preferred Stock had been converted into Common Stock immediately prior to the record date for the Issuance of such Rights) owned by Buyer, and (B) the Corporation and Buyer agree that the issuance of Rights shall not cause an adjustment under Section 8(g)(iii) or 8(g)(iv) of the Certificate of Designations. Buyer agrees that it will not, directly or indirectly, sell, pledge, encumber or otherwise transfer or agree to sell, pledge, encumber or otherwise transfer, any Rights it receives pursuant to this Section 5.07 in respect of Preferred Stock. During the Standstill Period, Buyer may exercise only that portion of the Rights it receives as is equal to a fraction, the numerator which is the number of Rights exercised by other Persons and the denominator of which is the number of Rights distributed to other Persons. The agreements between the Corporation and Buyer in this paragraph (c) not to make adjustments under paragraph 8(g) of the Certificate of Designations under the circumstances set forth in this paragraph
(c) shall constitute agreements as referred to in, and for the purposes of, paragraph 8(g)(vii) of the Certificate of Designations.

        (b) The rights and agreements in paragraph (a) of this Section 5.07 shall terminate in their entirety if either (i) Buyer is no longer entitled to designate one or both of the Buyer Directors pursuant to Section 5.04 (other than as a result of the first proviso to the first sentence of such Section) or
(ii) all shares of Preferred Stock have been either redeemed by the Corporation or converted into Common Stock or Class B Stock.

        (c) If Buyer and the Corporation fail to agree on the price at which Buyer may purchase securities under paragraph (a) of this Section 5.07 within 30 days following receipt by the Buyer of a Pro-Rata Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm selected jointly by Buyer and the Corporation. The determination of such investment banking firm shall be rendered within 30 days of such referral. The Corporation and Buyer shall share equally in payment of all fees and expenses of such investment banking firm. All determinations made pursuant to this paragraph
(c) shall be final and binding on the Buyer and the Corporation.

        SECTION 5.08. Exchange of Class B Stock. (a) Subject to the provisions of this Section 5.08, Buyer shall have the right, at any time, to exchange each share of Class B Stock for one fully paid and non-assessable share of Common Stock. Such right of exchange shall be exercised by giving written notice to the Corporation that Buyer elects to exchange a stated number of shares of Class B Stock for Common Stock and by surrender of a certificate or certificates for the shares to be exchanged as provided in paragraph (b) below.

        (b) Each certificate for shares of Class B Stock to be surrendered to the Corporation in connection with an exchange shall be surrendered at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to Buyer) at any time during its usual business hours. If the exchange is in connection with a transfer permitted under Section 6.02, each share certificate surrendered shall be accompanied by (i) a statement of the name or names of the transferee (with address) in which the certificate or certificates for shares of Common Stock shall be issued, (ii) instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by Buyer's duly authorized attorney and by transfer tax stamps or funds therefor, if required pursuant to paragraph (e) of this Section 5.08 and (iii) evidence reasonably satisfactory to the Corporation that the transfer is permitted under Section 6.02. If the exchange is not in connection with a transfer permitted under Section 6.02, each share certificate surrendered shall be duly endorsed or accompanied by stock powers duly endorsed in blank.

        (c) Promptly following the receipt by the Corporation of the certificate for the share or shares of Class B Stock surrendered for exchange, together with the other documents referred to in paragraph (b) of this Section 5.08, if applicable, and the payment in cash of any amount required pursuant to subparagraph (e) of this Section 5.08, the Corporation shall issue and deliver, or cause to be issued and delivered, to Buyer (registered in the name or names of the transferee in the case of an exchange in connection with a transfer), a certificate or certificates for the number of shares of Common Stock issuable upon exchange of such share or shares of Class B Stock. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the certificate or certificates for such share or shares, together with the other documents referred to in paragraph (b) of this Section 5.08, if applicable, shall have been surrendered and any payment required pursuant to paragraph (e) of this Section
5.08 shall have been made.

        (d) In the case of an exchange in connection with a transfer, if the number of shares of Class B Stock represented by the certificate or certificates surrendered for exchange exceeds the number of shares exchanged, the Corporation shall, upon such exchange, execute and deliver to Buyer, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class B Stock represented by the certificate or certificates surrendered which are not to be exchanged.

        (e) Buyer will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of the Class B Stock pursuant to this Section 5.08.

        SECTION 5.09. Change of Control. (a) Subject to paragraphs (c) and (d) below, upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall, to the extent funds are legally available therefor, make an offer (the "Change of Control Offer") to Buyer to repurchase (i) if such Change of Control Date is prior to the Change of Control Premium Date, 100% of Buyer's shares of Preferred Stock, or (ii) if such Change of Control Date is on or after the Change of Control Premium Date, 50% of Buyer's shares of Preferred Stock, in either case, at a price per share in cash equal to (A) if the Change of Control Payment Date is prior to the First Call Date (as defined in the Certificate of Designations), 110% of the product of (i) one plus the number (or fraction) of shares of Preferred Stock accrued and unpaid as dividends on such share to the Change of Control Payment Date, times
(ii) the Conversion Ratio in effect immediately prior to the Change of Control, times (iii) if the Change of Control is the result of a tender or exchange offer, merger or other form of business combination, the price paid per share of Common Stock in such tender or exchange offer, merger or other form of business combination (with the fair market value of any non-cash consideration being determined in good faith by the Board of Directors of the Corporation), or if the Change of Control is not the result of a tender or exchange offer, merger or other form of business combination, the 10-Day Market Price of the Common Stock on the Change of Control Date and (B) if the Change of Control Payment Date is on or after the First Call Date, the Redemption Price (as defined in the Certificate of Designations); provided, that Buyer shall not be entitled to tender any Preferred Stock under this provision until such time as the Corporation has repurchased such debt securities as are required to be repurchased by the Corporation upon such event pursuant to the Corporation's credit and financing agreements. The

Corporation shall promptly take all actions required to make such repurchases of debt securities.

        (b) The Corporation shall make the Change of Control Offer not later than 30 days following the Change of Control Date by giving notice to Buyer specifying a date, not less than 20 days nor more than 30 days after the date of such notice, on which the Corporation will purchase any shares of Preferred Stock subject to such offer (the "Change of Control Payment Date"). Not less than 2 business days prior to the Change of Control Payment Date, Buyer shall notify the Corporation (an "Election Notice") as to the number of shares of Preferred Stock in respect of which Buyer is accepting the Change of Control Offer. If Buyer does not deliver the Election Notice by such date, its rights under this Section 5.09 will terminate. If Buyer does deliver an Election Notice by such date, then (i) such Election Notice will be a binding commitment of Buyer to sell to the Corporation on the Change of Control Payment Date the number of shares of Preferred Stock specified in such Election Notice, subject to Section 5.09(a) and (ii) on the Change of Control Payment Date, (A) the Corporation will deliver to Buyer an amount of cash equal to the purchase price for the Preferred Stock to be purchased and (B) Buyer will deliver to the Corporation free and clear of any Liens one or more certificates representing the Preferred Stock to be sold duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

        (c) Notwithstanding the foregoing, the Corporation shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the price and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Corporation and purchases all shares of Preferred Stock validly tendered under such Change of Control Offer.

        (d) The Corporation's obligations under this Section 5.09 are subject to compliance with the DGCL. If the Corporation is limited by the DGCL from fully complying with its obligations hereunder, the Corporation agrees that: (i) it will comply with its obligations hereunder to the extent it is able to do so and
(ii) it will use its best efforts to remove any such legal impediment. If at any time, the Corporation is obligated to make a Change of Control Offer hereunder but is not able to fully perform its obligations hereunder because of a legal impediment, Buyer may elect to have the Corporation defer such Change of Control Offer until the Corporation is legally able to fully perform its obligations hereunder. The Preferred Stock will continue to accrue dividends until repurchased, redeemed or converted.

        SECTION 5.10. Cross Ownership. For so long as Buyer holds equity securities representing at least 5% of the total equity of the Corporation, the Corporation and its Affiliates will use their reasonable best efforts not to take any action which would cause or result in any violation by the Corporation and its Affiliates or by the Buyer or any of its Affiliates of applicable provisions of the cross-ownership provisions of the Communications Act of 1934, as amended, or any comparable provisions of other applicable federal, state or local statutes or regulations, such that Buyer or any of its Affiliates would, as a result of Buyer's or its Affiliates' ownership, operation or management of cable television systems owned, operated, managed or subject to a definitive purchase agreement to be acquired by Buyer or its Affiliates as of the date of this Agreement and its interest in the Corporation, be compelled to (i) divest or restructure any interest in any such cable television system; (ii) divest or restructure its interest in the Corporation (or be compelled to terminate or restructure any of the agreements referred to in Section 8.02(d)); or (iii) incur any penalty or other sanction as a result of such action. Buyer and the Corporation will, and will cause their respective Affiliates to, cooperate with each other to seek to obtain any consents or waivers necessary to avoid violations of the type referred to in the previous sentence, provided that neither Buyer nor any of its Affiliates shall be required to agree to any divestiture or restructuring of any of its assets or business or the agreements referred to in Section 8.02(d) in order to secure any such consent or waiver. Should such required consents and waivers not be secured, the Corporation and its Affiliates will use their reasonable best efforts to refrain from such actions and will use their reasonable best efforts to take such actions as may be necessary from time to time in order to remedy any situation that could otherwise give rise to any such results as a result of such circumstances.

        SECTION 5.11. Special Preferred Stock. After the Closing and for so long as Buyer is entitled to appoint a Buyer Director under Section 5.04 (disregarding the proviso to the first sentence thereof), if the Corporation proposes to take any action that would cause Buyer to cease to be an "interested stockholder" for purposes of Section 203 of the DGCL under circumstances where Buyer's subsequent attainment of such status would not, for any reason, have been previously approved by the action of the Board of Directors taken on September 28, 1999 (or at any time on Buyer's reasonable request), then prior to taking such action the Corporation shall create and deliver to Buyer one share of a new series of preferred stock (the "Special Preferred") of the Corporation, such share of Special Preferred to (x) have no economic interest or right in the Corporation or any of its assets and (y) have at all times a vote equal to the difference between (a) 15% of the "outstanding voting stock" (as defined in Section 203 of the DGCL and as calculated under Section 203 with respect to Buyer) and (b) the percentage of the outstanding voting stock of the Corporation that Buyer otherwise "owns" (as defined in Section 203 of the DGCL); provided, however, that in no event will such vote be less than zero. The Special Preferred will vote together with the Common Stock generally in the election of directors and on no other matters except as required by law. The Special Preferred will have no separate or class voting rights, except as required by law. Buyer agrees to cause such share of Special Preferred to be present at all votes of the Corporation's stockholders on the election of directors in the same proportion as the Voting Securities are present, and will vote (and abstain) such share of Special Preferred on the election of directors in the same proportion as the Corporation's other stockholders vote (and abstain) on such matters. At the time the Special Preferred is issued, Buyer will grant to the Corporation an irrevocable proxy to vote the share of Special Preferred at all meetings of the Corporation's stockholders at which directors are elected, and in all actions by written consent, in the manner set forth in the preceding sentence. Buyer also agrees to enter into such other arrangements, but not including depositing the share of Special Preferred in a voting trust, as the Corporation may request from time to time, in order to ensure that the share of Special Preferred will be voted in the manner set forth above. The parties acknowledge and agree that the purpose and intent of the creation of the Special Preferred is to ensure that until Buyer's rights under Section 5.04 terminate, Buyer's status as an "interested stockholder" of the Corporation as a result of the exercise of any of Buyer's rights under this Agreement or the Certificate of Designations be and has been approved in advance by the Board of Directors of the Corporation for all purposes of Section 203 of the DGCL without in any way providing to Buyer any additional economic rights or benefits other than those otherwise provided for in this Agreement or the Certificate of Designations.


                                    ARTICLE 6

                               COVENANTS OF BUYER

        Buyer agrees that:

        SECTION 6.01. Confidentiality. (a) Buyer will hold, and will use its best efforts to cause its officers, directors, shareholders, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Corporation or any of its Affiliates furnished to Buyer, except to the extent that such information can be shown to have been (i) previously known on a non- confidential basis by Buyer or such Representatives,
(ii) in the public domain through no fault of Buyer or its Representatives (acting in their capacity as such or with respect to information received in their capacity as such) or (iii) later acquired by Buyer or such Representatives from sources other than the Corporation or any of its Affiliates not known by Buyer or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that Buyer may disclose such information to any of the Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Buyer to hold and to cause the Representatives to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Buyer agrees that it shall not and it shall cause the Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Corporation and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Buyer will, and will use its reasonable best efforts to cause its Representatives to, destroy or deliver to the Corporation, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Corporation, or any of the Representatives, in connection with this Agreement that are subject to such confidence.

        (b) In the event Buyer or anyone to whom Buyer transmits confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, Buyer will provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive Buyer's compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect Buyer or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or the Corporation waives Buyer's compliance with the provisions of this Agreement, Buyer will furnish only that portion of such information that Buyer is advised by counsel is legally required and will, at the Corporation's expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

        SECTION 6.02. Sale or Transfer of Restricted Securities. During the Standstill Period, Buyer will not, and will not permit its Affiliates to, directly or indirectly, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, any Restricted Securities; provided that Buyer and its Affiliates may sell, pledge, encumber or otherwise transfer Preferred Stock, Common Stock or Class B Stock (a) in any transaction in compliance with

Rule 144 under the Securities Act; provided that any such sale shall be subject to the volume and manner of sale limitations set forth in such rule whether or not legally required unless Buyer shall use commercially reasonable efforts not to sell securities to a Person that would not be a Permitted Transferee (and in the case of an arranged sale Buyer will not transfer securities to a Person that would not be a Permitted Transferee), (b) in a bona fide firm commitment, underwritten public offering registered under the Securities Act in which Buyer and the underwriters use commercially reasonable efforts to prevent the sale of such stock to any Person that would, after giving effect to such sale, not be a Permitted Transferee, (c) to a commercial bank or other financial institution in connection with a bona fide financing transaction by Buyer, provided that such bank or other financial institution agrees to comply with the transfer and voting restrictions set forth in this Agreement with respect to such stock, and
(d) to Permitted Transferees. Buyer shall not sell, pledge, encumber or otherwise transfer any Preferred Stock unless the transferee agrees to arrangements consistent with those described in Section 6.06 which are acceptable to the Corporation in its reasonable discretion. A "Permitted Transferee" is a Person who after giving effect to such sale, pledge, encumbrance or transfer, would, together with its Affiliates and with any members of a Group in which such Person or any of its Affiliates is a member, beneficially own securities representing less than 5% of the Total Voting Power and less than 15% of the aggregate number of outstanding shares of Common Stock and Class B Stock (assuming, in each case, the conversion, exercise or exchange of all Convertible Securities beneficially owned by such Person, its Affiliates and such Group members).

        SECTION 6.03. Acquisition of Voting Securities. (a) During the Standstill Period, and notwithstanding anything in this Agreement to the contrary, without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not Buyer Directors, Buyer will not, and will not permit its Affiliates to, purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire any Voting Securities of the Corporation if, as a result thereof, Buyer and its Affiliates, in the aggregate, would beneficially own Voting Securities representing more than the Agreed Percentage of the Total Voting Power.

        (b) If, immediately prior to the record date for a meeting of the Corporation's stockholders at which a Takeover Proposal or Stock Issuance Proposal is to be considered, the conversion by Buyer of Preferred Stock into Common Stock would violate any material legal impediment imposed by any Regulatory Authority, Buyer shall, notwithstanding Section 6.06 or any other provision of this Agreement, be permitted to vote Preferred Stock beneficially owned by Buyer in respect of such Takeover Proposal or Stock Issuance Proposal to the extent necessary to increase Buyer's vote to the Agreed Percentage. With respect to such vote and the implementation of this Section 6.03 only, the applicable amount of Preferred Stock will be deemed to have been converted to Common Stock for purposes of the definition of the terms "Agreed Percentage" and "Voting Securities" in Section 1.01. The parties will cooperate with each other to remove any such legal impediments to the conversion of the Preferred Stock.

        SECTION 6.04. Standstill. (a) Buyer agrees that from the date hereof until the earlier of (i) the date of a Change of Control, (ii) the seventh anniversary of the Closing Date, (iii) the date upon which the Level 3 Holders sell to one Person, in one transaction or a series of related transactions, Voting Securities or Convertible Voting Securities representing 5% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person and the members of any Group of which such Person is a member) if following such sale such Person, or any Group of which such Person is a member, would beneficially own Voting Securities representing 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person and the members of any Group of which such Person is a member) and (iv) the occurrence of a Section 6.04(e) Event (the "Standstill Period"), without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not Buyer Directors, the Buyer will not and will not permit its Affiliates to:

             (i) purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire (except, in any case, (A) pursuant to the terms of this Agreement or the Certificate of Designations or (B) by way of a stock dividend, stock split, reclassification, recapitalization or other similar event by the Corporation), any Restricted Securities; provided that if the Corporation shall issue any Restricted Securities in respect of which Buyer did not have the right to purchase its pro-rata share under
        Section 5.07, Buyer shall be permitted to purchase in the open market or pursuant to one or more private transactions, the number of shares of such class of Restricted Securities as it would have been entitled to purchase if it had been entitled to purchase its pro-rata share of such issuance under Section 5.07;

             (ii) "solicit", or become a "participant", directly or indirectly, in any "solicitation" of proxies (as such terms are defined under the Exchange Act) from any holder of Voting Securities or Convertible Voting Securities in connection with any vote or other action on any matter or agree or announce its intention to vote with any Person undertaking a "solicitation" or seek to advise, encourage or influence any Person with respect to the voting of any Voting Security;

             (iii) seek, propose (in a manner that is intended to require, or would reasonably be expected to require, public disclosure) or make any statement with respect to, or otherwise participate in, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except as and to the extent specifically permitted by this Section 6.04), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Corporation or any of its Subsidiaries;

             (iv) form, join or in any way participate in a Group with respect to any Restricted Securities;

             (v) grant any "proxies" (as defined under the Exchange Act) with respect to any Voting Securities to any Person (except as recommended by the Board of Directors of the Corporation) or deposit any Voting Securities or Convertible Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof except as set forth in Section 6.05 or pursuant to Section 5.11 or Section 6.06;

             (vi) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Corporation;

             (vii) seek, alone or in concert with others, representation on the Board of Directors except as specifically set forth in Section 5.04 hereof, or seek the removal of any member of the Board of Directors;

             (viii) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing;

             (ix) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Section 6.04 or Section 6.02, 6.03, 6.05 or 6.06; or

             (x) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing.

        (b) Nothing contained in this Section 6.04 shall be deemed in any way to prohibit or limit (i) the activities of the Buyer Directors acting in their capacity as directors of the Corporation or (ii) any transactions in the ordinary course of business between the Corporation and its Subsidiaries, on the one hand, and Buyer and its Affiliates, on the other hand.

        (c) The following shall apply during the Standstill Period:
Notwithstanding the provisions of Section 6.04(a), if the Corporation receives an indication of interest for a Takeover Proposal that it intends to consider, it will promptly notify Buyer of such fact. If thereafter or otherwise the Corporation shall propose to enter into negotiations with any Person regarding a possible Takeover Proposal (a "Negotiated Proposal"), then prior to entering into such negotiations, the Corporation shall notify Buyer that it proposes to enter into negotiations in respect of a Negotiated Proposal (a "Negotiation Notice") and shall give Buyer a period of not less than four Business Days (the "Determination Period") to determine whether Buyer wishes to enter into negotiations with the Corporation regarding a possible Takeover Proposal (a "Buyer Proposal"). The Negotiation Notice shall provide only the following information: (i) if the Person making the Negotiated Proposal is proposing a transaction involving the use by such Person of cash consideration, (A) whether it will be Fully Financed (as defined below) at the time the Board may approve the Negotiated Proposal or (B) if it will not be Fully Financed, the identity of such Person and (ii) if the Person making the Negotiated Proposal is proposing a transaction involving the use by such Person of non-cash consideration, the identity of such Person and the form of consideration proposed to be used. If after the delivery of the Negotiation Notice, the Person making the Negotiated Proposal and the Corporation determine to change the form of consideration or the Fully Financed status changes, the Corporation will provide Buyer with another Negotiation Notice (which will commence a new Determination Period). The cash consideration to be delivered under a Negotiated Proposal will be "Fully Financed" for purposes hereof if either (i) the Person making the Negotiated Proposal has committed financing for such Negotiated Proposal or (ii) such Person is a publicly traded entity with an equity market capitalization of at least 200% of the equity market capitalization of the Corporation.

             (i) If within the Determination Period, Buyer notifies the Corporation that it wishes to negotiate regarding a Buyer Proposal, it shall be permitted to negotiate with the Corporation regarding a Buyer Proposal and each of the Buyer Directors shall recuse themselves from consideration of the Negotiated Proposal and the Buyer Proposal. If the

        Board of Directors does not approve the Negotiated Proposal or the Buyer Proposal, Buyer's rights to negotiate regarding a Buyer Proposal shall terminate. If the Board of Directors determines to approve the Negotiated Proposal, Buyer shall thereafter be permitted to (A) make a Buyer Proposal by way of a tender or exchange offer or otherwise and (B) take other actions in opposition to the Negotiated Proposal, and in support of a Buyer Proposal, that would otherwise be prohibited by
        Section 6.04(a) (other than clause (i) thereof, except pursuant to Buyer's tender or exchange offer) (the actions referred to under clause
        (A) and (B) of this sentence, the "Permitted Actions"). If the Negotiated Proposal is rejected by the shareholders of the Corporation, Buyer's rights to take Permitted Actions shall thereupon terminate; provided that if at such time Buyer has proposed a Buyer Proposal to the Corporation's shareholders and such Buyer Proposal is still pending, Buyer's rights to take Permitted Actions shall continue until the earlier of (1) the date upon which the Buyer Proposal is rejected by the Corporation's shareholders and (2) 60 days after the date upon which the Negotiated Proposal was rejected. Upon the termination of Buyer's rights to take Permitted Actions hereunder, Buyer shall take any action necessary to promptly terminate all proxies, agreements, Groups and other arrangements entered into that would have been prohibited under
        Section 6.04(a) but for the effect of this Section 6.04(c).

             (ii) If within the Determination Period, Buyer does not notify the Corporation that it intends to negotiate with the Corporation regarding a Buyer Proposal, Buyer shall not be permitted to negotiate with the Corporation regarding, or otherwise make, a Buyer Proposal and shall not be released from the restrictions contained in Section 6.04(a) at any time either before or after approval of the Negotiated Proposal by the Board of Directors with respect to such Negotiated Proposal.

        (d) If, during the Standstill Period, the Board of Directors shall approve a process pursuant to which Takeover Proposals are to be solicited from one or more Persons, then the provisions of Section 6.04(c) shall apply in respect of such process except that (i) the Determination Period shall end no earlier than the day prior to the last date by which such Persons are required to submit Takeover Proposals (or in the event that the Corporation determines to enter into its bona fide negotiation with one or more participants in such process prior to such date, the date upon which such negotiations shall begin) and (ii) the term "Negotiated Proposal" shall mean the Takeover Proposal(s) of one or more of the participants in such process.

        (e) If any Person shall commence and not withdraw a bona fide unsolicited tender or exchange offer that if successful would result in a Change of Control (an "Offer"), the Standstill Period shall terminate unless (i) within 10 business days of the announcement of such Offer, the Corporation shall have publicly recommended that the Offer not be accepted and (ii) the Level 3 Holders shall be subject to an agreement not to tender or otherwise sell Voting Securities beneficially owned by the Level 3 Holders to the Person making the Offer except to the extent the Voting Securities beneficially owned by the Level 3 Holders that are not subject to such an agreement shall be less than 5% of the Total Voting Power. The termination of the Standstill Period pursuant to this
Section 6.04(e) is referred to herein as a "Section 6.04(e) Event."

        SECTION 6.05. Voting Arrangements. During the Standstill Period, Buyer shall vote and cause to be voted all Voting Securities owned by the Buyer (i) for nominees to the Board of Directors of the Corporation who have been recommended by the Corporation's Board of Directors and (ii) on all other matters submitted to the holders of Voting Securities, either in accordance with the recommendations of the Corporation's Board of Directors or in proportion to the votes cast by the other holders of Voting Securities; provided that (A) with respect to any Takeover Proposal submitted to the vote of the Corporation's stockholders, Buyer shall be free to vote without restriction all Voting Securities beneficially owned by it and (B) with respect to any proposal to approve the issuance of equity securities by the Corporation (not including a proposal to approve a stock option or other director or officer compensation plan and not in connection with a Takeover Proposal) (a "Stock Issuance Proposal") submitted to the vote of the Corporation's stockholders, Buyer shall be free to vote without restriction Voting Securities beneficially owned by it representing up to the Agreed Percentage (disregarding clause (i) of the proviso in the definition of such term) of the Total Voting Power. Buyer shall cause all Voting Securities owned by Buyer to be represented, in person or by proxy, at all meetings of holders of Voting Securities of which Buyer has actual notice, so that such Voting Securities may be counted for the purpose of determining the presence of a quorum at such meetings. The Corporation agrees to give Buyer reasonable advance notice of the record date of any meeting of stockholders (or consent solicitation) to which a Takeover Proposal or a Stock Issuance Proposal will be submitted for approval (or in respect of which consents will be sought) so that Buyer may, subject to the other provisions of this Agreement, convert shares of Preferred Stock into Common Stock prior to the applicable record date and vote such shares of Common Stock at such meeting (or execute such consent) as permitted hereby.

        SECTION 6.06.  Voting of Preferred Stock.  At the Closing and subject to
Section 6.03(b), Buyer shall enter into any arrangement, agreement or proxy with respect to the voting of the Preferred Stock (other than a voting trust) as requested by the Corporation, in its reasonable discretion, for purposes of ensuring that such shares of Preferred Stock (together with any shares of Preferred Stock issued as dividends) will be (i) represented, in person or by proxy at all meetings of holders of Voting Securities of which Buyer has actual notice in proportion to the representation of votes entitled to be cast by holders of Voting Securities, so that such portion of such shares of Preferred Stock may be counted for the purpose of determining the presence of a quorum at such meetings and (ii) voted (and abstained) in proportion to the votes cast (and abstained) by the holders of Voting Securities.


                                    ARTICLE 7

                     COVENANTS OF BUYER AND THE CORPORATION

        SECTION 7.01. Required Regulatory Approvals; Reasonable Best Efforts; Further Assurances. Buyer and the Corporation acknowledge that certain regulatory or governmental approvals may be required to lawfully consummate the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, Buyer and the Corporation will, and will cause their Affiliates to, use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Corporation and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        SECTION 7.02. Certain Filings. (a) The Corporation and Buyer will, and will cause their Affiliates to, cooperate with one another (i) in connection with the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement or the conversion by Buyer of Preferred Stock and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, the Corporation and Buyer shall promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. The Corporation and Buyer shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the

Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. Each of the Corporation and Buyer shall (A) give the other party prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation by or before any governmental body with respect to the transactions contemplated by this Agreement, (B) keep the other party informed as to the status of any such action, suit, litigation, arbitration, preceding or investigation , and (C) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental body regarding the transactions contemplated by this Agreement.

        (b) The Corporation and Buyer will, and will cause their Affiliates to, take such actions, make such payments or commitments, and agree to such amendments to any of their respective franchises, licenses, contracts or other agreements or authorizations, as shall be required in order to obtain a consent, approval or waiver from any other Person in connection with the transactions contemplated hereby and by the Certificate of Designations (including conversion of the Preferred Stock), except if such actions, payments, commitments or amendments, considered individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Corporation or Charter, as the case may be. If the Corporation or Buyer, as the case may be, believes that such actions, payments, commitments or amendments would have such a Material Adverse Effect, the Corporation and Buyer shall cooperate in good faith to seek a resolution to the circumstances which give rise to the requirement for such action, payment, commitment or amendment or to determine an otherwise appropriate resolution.

        SECTION 7.03. Public Announcements. Prior to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

        SECTION 7.04. Registration Rights Agreement. The terms set forth in Exhibit B hereto are hereby incorporated by reference.

        SECTION 7.05. Shareholder Meeting. (a) Promptly after the execution of this Agreement, the Corporation will seek the concurrence of the National

Association of Securities Dealers, Inc. (the "NASD") with the Corporation's view that the issuance of securities contemplated hereby does not require approval of the Corporation's stockholders. If the NASD concurs with the Corporation's view that stockholder approval is not required, then approval of the Corporation's stockholders will not be sought. If the NASD does not concur in the Corporation's view, then the Corporation shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the issuance of securities, contemplated by this Agreement. In connection with such meeting, the Corporation will (i) promptly prepare and file with the Commission, use its best efforts to have cleared by the Commission and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) use its best efforts to obtain the necessary approvals by its stockholders of the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting. The Board of Directors shall recommend approval of the issuance of securities contemplated by this Agreement by the Corporation's stockholders.

        SECTION 7.06. Buyer's Option. (a) In the event that approval of the transactions contemplated by this Agreement by the Corporation's stockholders ("Stockholder Approval") is required and prior to the Stockholders Meeting all closing conditions set forth in Article 8 hereof (other than Section 8.01(a)) are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), then at any time within 10 business days of the first date upon which the Corporation notifies Buyer that the closing conditions set forth in Sections 8.01 (other than Section 8.01(a)) and 8.02 (other than conditions that by their nature are to be satisfied at Closing and will in fact be satisfied at Closing) are satisfied or waived, Buyer may elect to purchase from the Corporation at the Closing (the date of which shall be determined as if the closing condition in Section 8.01(a) were satisfied) the largest number of shares of Preferred Stock that it may acquire under applicable NASD rules without Stockholder Approval (rounded down to the nearest hundred shares) ("Initial Shares") and the Purchase Price to be paid therefor shall be appropriately adjusted. In the event that Buyer does so elect and purchases the Initial Shares, the closing of such transaction shall be treated as the Closing for purposes hereof, and dividends shall accrue on the Initial Shares from the Closing Date. Buyer may exercise its rights under this Section 7.06(a) by delivering written notice within the 10 business day period referred to above. If the Initial Shares are purchased, Buyer and the Corporation shall use their best efforts to obtain Stockholder Approval and consummate the Second Closing (as defined below).

        (b) In the event that, subsequent to the issuance of Initial Shares pursuant to Section 7.06(a), Stockholder Approval is obtained at the Stockholder Meeting, Buyer shall purchase from the Corporation a number of shares of Preferred Stock equal to the Preferred Shares minus the Initial Shares (the "Approved Shares") on the second business day following such Stockholder Approval (the "Second Closing"); provided that the consummation of the Second Closing would not contravene any applicable law or regulation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Buyer or the Corporation, or any judgment, injunction, order or decree. At the Second Closing, Buyer shall pay the Corporation the Purchase Price (appropriately adjusted to account for that portion of the Purchase Price paid with respect to the Initial Shares) and an amount in cash equal to all accrued and unpaid dividends on the Approved Shares to the date of the Second Closing. Dividends shall accrue on the Approved Shares from the Closing Date but shall not be payable until the first Dividend Payment Date after the date of the Second Closing. In the event that subsequent to the issuance of Initial Shares pursuant to Section 7.06(a), Stockholder Approval is not obtained at the Shareholder Meeting, Buyer and the Corporation shall negotiate in good faith to achieve a business objective similar to that contemplated by this Agreement assuming Stockholder Approval had been obtained.

        (c) In the event that (i) Stockholder Approval is required but is not obtained at the Stockholder Meeting, (ii) all closing conditions set forth in
Article 8 hereof (other than Section 8.01(a)) are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing) and (iii) Buyer has not exercised its option under Section 7.06(a), Buyer, at its option, may elect to purchase Initial Shares from the Corporation at the Closing (as if the closing condition in Section 8.01(a) were satisfied), and the Purchase Price to be paid therefor shall be appropriately adjusted. Buyer may exercise its rights under this
Section 7.06(c) by written notice delivered to the Corporation within 10 business days after the failure to obtain Stockholder Approval. In the event that Buyer exercises its option under this Section 7.06(c), Buyer and the Corporation shall negotiate in good faith to achieve a business objective similar to that contemplated by this Agreement assuming Stockholder Approval had been obtained.

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

        SECTION 8.01. Conditions to Obligations of Buyer and the Corporation. The obligations of Buyer and the Corporation to consummate the Closing are subject to the satisfaction of the following conditions:

        (a) the transactions contemplated by this Agreement shall have been approved by the stockholders of the Corporation, if required;

        (b) (i) all filings with, notifications to and consents from Regulatory Authorities required for the consummation of the Closing, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation or Buyer and (ii) the Schedule 3.04 Consent, shall in each case have been made or obtained, as applicable, in form and substance reasonably satisfactory to the Corporation and Buyer; and

        (c) no provision of any applicable law or regulation (with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation or Charter) and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

        SECTION 8.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

        (a) The Corporation shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing;

        (b) The representations and warranties of the Corporation contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing (except that, for the purposes of this Section 8.02(b), the representation and warranty in Section 3.12(i) shall only apply with respect to any action, suit, investigation or proceeding instituted by a governmental agency or authority), as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date);

        (c) The Certificate of Designations shall have been filed in accordance with the laws of Delaware;

        (d) the Portal Agreement, the Channel Agreement and the LA Agreement (or, in the case of any of the foregoing agreements, an agreement superseding such first agreement executed by the parties to the first agreement) shall be in full force and effect;

        (e) The Corporation shall have delivered to Buyer (i) a copy of the resolutions adopted by the Board of Directors, certified by the Secretary of the Corporation, authorizing this Agreement and approving Buyer's attainment of the status of an "interested stockholder" under Section 203 of the DGCL and (ii) a certificate dated the Closing Date, signed by an officer of the Corporation, certifying as to the fulfillment of the conditions set forth in Sections 8.02(a) and (b);

        (f) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from the General Counsel of the Corporation, with respect to the due incorporation, due authorization and capitalization of the Corporation; and

        (g) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from Davis Polk & Wardwell, special counsel to the Corporation, with respect to the validity of the Preferred Shares and the valid and binding nature and enforceability of this Agreement.

        SECTION 8.03. Conditions to Obligation of the Corporation. The obligation of the Corporation to consummate the Closing is subject to the satisfaction of the following further conditions:

        (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

        (b) The representations and warranties of Buyer contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date);

         (c) The Corporation shall have received a certificate dated the Closing Date, signed by an appropriate officer of Buyer, certifying as to the fulfillment of the conditions set forth in Sections 8.03(a) and 8.03(b); and

        (d) Buyer shall have delivered to the Corporation an opinion reasonably acceptable to the Corporation from Irell & Manella LLP, special counsel to Buyer, with respect to the due incorporation and due authorization of Buyer and the valid and binding nature and enforceability of this Agreement.


                                    ARTICLE 9

                                   TERMINATION

        SECTION 9.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

        (a) by mutual written agreement of the Corporation and Buyer;

        (b) by either the Corporation or Buyer if the Closing shall not have been consummated on or before June 30, 2000, unless extended by mutual agreement or unless the failure to consummate the Closing is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Closing Date;

        (c) by either the Corporation or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

        (d) if the approval of the Corporation's stockholders to the consummation of the transactions contemplated by this Agreement, if required, shall not have been obtained at the Stockholder Meeting duly convened and finally adjourned; provided, however, that the Corporation may not terminate this Agreement pursuant to this clause (d) unless Buyer does not exercise its rights under Section 7.06(a) or 7.06(c) hereof.

The party desiring to terminate this Agreement pursuant to Section 9.01(b), 9.01(c) or 9.01(d) shall promptly give notice of such termination to the other party.

        SECTION 9.02. Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party, (b) failure to perform a covenant of this Agreement or (c) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.01, 11.01, 11.03, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, and 11.12 shall survive any termination hereof pursuant to Section 9.01.


                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

        SECTION 10.01. Survival of Representation and Warranties. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06, 4.01, 4.02, and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time.

        SECTION 10.02. Indemnification. (a) The Corporation hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Corporation pursuant to this Agreement; provided that
(i) the Corporation shall not be liable under this Section 10.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 10.02(a) exceeds $33,000,000 in which event Buyer shall be entitled to make a claim against the Corporation for the full amount of such Damages, and
(ii) the Corporation's maximum liability under this Section 10.02(a) shall not exceed $1,320,000,000. In the event that such indemnity is payable by the Corporation, the Corporation will advance or reimburse Buyer (in lieu of the amount set forth in the preceding sentence) an amount equal to the product of
(x) such Damages, and (y) the Gross Up Adjustment. "Gross Up Adjustment" means a fraction, the numerator of which is one and the denominator of which is the difference between (A) one, and (B) Buyer's percentage ownership of the outstanding Common Stock and Class B Stock (assuming the conversion, exercise or exchange of all

Convertible Securities and expressed as a decimal) at the time of payment of such Damages.

        (b) Buyer hereby indemnifies the Corporation against and agrees to hold the Corporation harmless from any and all Damages incurred or suffered by the Corporation arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that (i) Buyer shall not be liable under this Section 10.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 10.02(b) exceeds $33,000,000, in which event the Corporation shall be entitled to make a claim against Buyer for the full amount of such Damages, and
(ii) Buyer's maximum liability under this Section 10.02(b) shall not exceed $1,320,000,000.

        SECTION 10.03. Procedures. The party seeking indemnification under
Section 10.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 10.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

        SECTION 10.04. Inspections; No Other Representations . Buyer is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Preferred Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Corporation, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that the Corporation makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Corporation and the Subsidiaries or the future business and operations of the Corporation and the Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Corporation or the

Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

        SECTION 10.05. Exclusivity. Except as specifically set forth in this Agreement and except in the case of fraud, effective as of the Closing Buyer waives any rights and claims Buyer may have against the Corporation, whether in law or in equity, relating to the Corporation or the Preferred Shares or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Section 10.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, except in the case of fraud.


                                   ARTICLE 11

                                  MISCELLANEOUS

        SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Buyer, to:

               Vulcan Ventures Incorporated
               110 110th Avenue, N.E.
               Suite 550
               Bellevue, Washington 98004
               Attention: William D. Savoy
               Fax: (425) 453-1985

        with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California 90067

               Attention:  Alvin G. Segel, Esq.
                           Andrew W. Gross, Esq.
               Fax: (310) 203-7199

        if to the Corporation, to:

               RCN Corporation
               105 Carnegie Center
               Princeton, NJ 08540-6215
               Attention: John J. Jones, Esq.
               Fax: (609) 734-3830

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Attention: William L. Taylor, Esq.
               Fax:  (212) 450-4800

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

        SECTION 11.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

        SECTION 11.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        SECTION 11.04. Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except that (i) Buyer may assign all of its rights and obligations under this Agreement to a single Controlled Affiliate (provided that (A) any such Controlled Affiliate continues to be a Controlled Affiliate of Buyer and (B) Buyer shall be responsible for any breach by such Controlled Affiliate), (ii) Buyer may assign its rights and obligations under Section

7.04 and Exhibit B of this Agreement to any one or more Permitted Transferees (if the related transfer is not a sale made under Rule 144 under the Exchange
Act), and (iii) if Buyer pledges any Preferred Stock to any commercial bank(s) or other financial institution(s) in connection with a bona fide financing transaction by Buyer then Buyer may assign to such commercial bank(s) or financial institution(s) its rights and obligations under Section 5.09 of this Agreement to the extent relating to the Preferred Shares so pledged, provided that the rights of any such commercial bank(s) or financial institution(s) under
Section 5.09 will terminate immediately upon default by Buyer in connection with such financing transaction, and provided further that if Buyer and such commercial bank(s) or financial institution(s) shall each own shares of Preferred Stock in respect of which a Change of Control Offer is made under
Section 5.09 when the Change of Control Date is on or after the Change of Control Premium Date, each of Buyer and such commercial bank(s) or financial institution(s) shall be entitled to accept the Change of Control Offer in respect of 50% of the shares of Preferred Stock owned by such Person and subject to such offer.

        SECTION 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

        SECTION 11.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

        SECTION 11.07. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for rights provided to Permitted Transferees under Section 7.04.

        SECTION 11.08. Entire Agreement. This Agreement (including the Exhibits hereto) and the Certificate of Designations constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (except for the provisions of the letter agreement dated July 29, 1999 that relate to the solicitation and employment of employees of the Corporation, which remain in effect).

        SECTION 11.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        SECTION 11.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 11.11. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

        SECTION 11.12. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) the Corporation agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Buyer or any of its

Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby and (ii) the Buyer agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      RCN CORPORATION

                                      By:  /s/ Bruce C. Godfrey
                                          -----------------------------------
                                          Name:  Bruce C. Godfrey
                                          Title: Chief Financial Officer

                                      VULCAN VENTURES

                                      INCORPORATED

                                      By:  /s/ William D. Savoy
                                          -----------------------------------
                                          Name:  William D. Savoy
                                          Title: Vice President

                                                                   SCHEDULE 3.04

        Waiver in connection with the transactions contemplated by this Agreement of clause (n) of Article VII of the Credit Agreement dated as of June 3, 1999 among the Corporation, the borrowers and lenders named therein and Chase Manhattan Bank.

                                                                SCHEDULE 3.05(b)

1. 6,514,949 shares of Common Stock issuable on conversion of the Series A Preferred Stock.

2.    9,388,195 outstanding employee options.

3. An indeterminate number of shares of Common Stock issuable pursuant to the Exchange Agreement dated as of July 17, 1999 between BecoCom, Inc. and the Corporation.

4. Common Stock is convertible into Class B Stock under the Corporation's Certificate of Incorporation.

                                                                       EXHIBIT A

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                 SERIES B 7% SENIOR CONVERTIBLE PREFERRED STOCK

                                       of

                                RCN CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, the undersigned, John J. Jones, Executive Vice President, General Counsel and Corporate Secretary, and Bruce C. Godfrey, Executive Vice President and Chief Financial Officer, of RCN Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

     RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 25,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock") of which shares of Series A 7% Senior Convertible Preferred Stock are currently issued and outstanding), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     1. Number and Designation. 2,681,931 shares of the Preferred Stock of the Corporation shall be designated as Series B 7% Senior Convertible Preferred Stock (the "Series B Preferred Stock") (including 1,031,931 shares of Series B Preferred Stock reserved exclusively for the payment of dividends pursuant to paragraph 4).

     2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     "10 Day Market Price" means the average of the daily Market Prices of the Common Stock for the 10 consecutive trading days ending the day prior to the date for which such value is to be computed

     "20 Day Market Price" means the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending the day prior to the date for which such value is to be computed.

     "Adjusted Conversion Price" means, at any time, the Liquidation Preference divided by the Conversion Ratio in effect at such time.

     "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Change of Control" means the occurrence of any of the following events:
(a) any Person or Group is or becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no Person or Group is the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Class B Stock" means the Corporation's Class B common stock, par value $1.00 per share.

     "Common Stock" means the Corporation's common stock, par value $1.00 per share.

     "Conversion Price" means $62.00.

     "Directed Conversion Election Date" means any date on or after the fifth day before the First Call Date but before the Mandatory Conversion Date on which the 20 Day Market Price is an amount equal to at least 110% of the Adjusted Conversion Price.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "First Call Date" means the 42-month anniversary of the earlier of (i) January 1, 2000 and (ii) the Issue Date.

     "Group" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

     "Issue Date" means the first date of issuance of shares of Series B Preferred Stock.

     "Issue 42 Date" means the 42-month anniversary of the Issue Date.

     "Level 3 Holders" means Peter Kiewit Sons Inc., Level 3 Communications, Inc. and Level 3 Telecom Holdings, Inc. and any of their respective controlled Affiliates.

     "Liquidation Preference" is an amount equal to $1,000.00 per share of Series B Preferred Stock.

     "Mandatory Conversion Date" means the seventh anniversary of the Issue
Date.

     "Market Price" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; provided that, in connection with (i) or (ii), the Corporation may from time to time specify in advance the time at which the trade price or bid and ask prices, respectively, shall be determined for purposes of a particular calculation under this Certificate of Designations. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

     "outstanding", when used with reference to shares of stock, means issued shares, excluding shares held by the Corporation or a subsidiary.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind (other than the Series B Preferred Stock) ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     3. Rank. (a) Any class or series of stock of the Corporation shall be deemed to rank:

          (i) prior to the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series B Preferred Stock ("Senior Securities");

          (ii) on a parity with the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if such stock shall be Series A 7% Senior Convertible Preferred Stock ( "Series A Preferred Stock") or if the holders of the Series B Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

          (iii) junior to the Series B Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or Class B Stock or if the holders of the Series B Preferred Stock shall be entitled by the terms thereof to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("Junior Securities").

     (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

     (c) The Series B Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

     4. Dividends. (a) The holders of shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at a rate per annum equal to seven percent (7%) of the Liquidation Preference per share, payable in additional shares of Series B Preferred Stock ("Additional Shares") in accordance with the terms of this Section 4. Such dividends shall be cumulative from the Issue Date regardless of when actually issued (except that dividends on Additional Shares shall accrue from the date such Additional Shares are issued), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual seven percent (7%) rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred

Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears; provided that if dividends are not paid in full on any Dividend Payment Date, dividends will cumulate as if the unpaid dividends were payable in cash and the Liquidation Preference had been increased by the amount of unpaid dividends until paid.

     (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividend, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, (except by conversion into or exchange for Junior Securities) unless in each case full cumulative dividends have been or contemporaneously are declared and paid or declared and consideration sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities or the redemption, purchase or other acquisition thereof. When dividends are not paid in full or consideration sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Securities.

     (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or to effectuate a stock split on, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and accrued and unpaid dividends on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Securities.

     (e) The number of Additional Shares to be issued as dividends will equal the cash amount of the dividend that would have been payable if dividends were payable in cash, divided by the Liquidation Preference.

     5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock an amount in cash equal to the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on the Series B Preferred Stock and all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, (i) a consolidation or merger of the Corporation with one or more corporations, or
(ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Parity Securities shall not be entitled to share therein.

     6. Redemption. (a) The Series B Preferred Stock shall not be redeemable by the Corporation prior to the First Call Date. On and after the First Call Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series B Preferred

Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference, plus accrued and unpaid dividends thereon to the date fixed for redemption, plus (if the date fixed for redemption is prior to the Issue 42 Date) the amount of dividends that would have accrued during the period from the date fixed for redemption to the Issue 42 Date, without interest (the "Redemption Price").

     (b) Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

     7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors.

     (b) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date (which shall be a date on or after the First Call Date); (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     (c) Notice having been mailed as aforesaid, from and after the redemption date, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     8. Conversion. (a) (i) Subject to the provisions of this paragraph 8, (A) a holder of shares of Series B Preferred Stock shall have the right, at any time and from time to time at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series B Preferred Stock held by such holder, in whole or in part, into fully paid and non-assessable shares of, at the election of the holder, Common Stock or Class B Stock (each such conversion being an "Optional Conversion"), (B) the Corporation shall have the right, from time to time within 5 days after any Directed Conversion Election Date, to give written notice (a "Directed Conversion Notice") to a holder of Series B Preferred Stock of a conversion of any or all outstanding shares (and fractional shares) of Series B Preferred Stock held by such holder, into fully paid and non-assessable shares of, at the election of the holder, Common Stock or Class B Stock, on a date (a "Directed Conversion Date") not less than 5 days nor more than 30 days after the date of delivery of such Directed Conversion Notice (each such conversion being a "Directed Conversion"), and (C) any shares (and fractional shares) of Series B Preferred Stock outstanding on the Mandatory Conversion Date shall be converted into fully paid and non-assessable shares of, at the election of the holder, Common Stock or Class B Stock ("Mandatory Conversion").

          (ii) The number of shares of Common Stock or Class B Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of any date shall be an amount equal to the Liquidation Preference divided by the Conversion Price, subject to adjustment from time to time pursuant to paragraph 8(g) hereof. Notwithstanding any call for redemption pursuant to paragraph 6, the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption. Upon conversion of any share of Series B Preferred Stock, the holder thereof shall be entitled to receive from the Corporation an additional number of shares (or fraction of a share, as the case may be) of Common Stock or Class B Stock, at the election of the holder, equal to the product of (A) the number of

     Additional Shares (or fraction of an Additional Share, as the case may be) accrued and unpaid as of the date of conversion on the share of Series B Preferred Stock being converted times (B) the Conversion Ratio. If (1) the conversion is either (a) an Optional Conversion that is being made in respect of a share of Series B Preferred Stock that has been called for redemption or (b) a Directed Conversion and (2) the Effective Time of such conversion is prior to the Issue 42 Date, then upon conversion of such share of Series B Preferred Stock, the holder thereof shall also be entitled to receive from the Corporation an additional number of shares (or fraction of a share, as the case may be) of Common Stock or Class B Stock, at the election of the holder, equal to the product of (w) the number of Additional Shares (or fraction of an Additional Share, as the case may be) that would have accrued on the share of Series B Preferred Stock being converted during the period from the Effective Time to the Issue 42 Date times (y) the Conversion Ratio (the "Issue 42 Shares"). All shares of Common Stock or Class B Stock received pursuant to this paragraph 8(a)(ii) are to be received in conversion of the Series B Preferred Stock pursuant to Section 151(e) of the Delaware General Corporation Law.

          (b) (i) In connection with any Optional Conversion, the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the Corporation with a written notice (an "Optional Conversion Notice") of election to convert completed and signed, specifying (A) the number of shares to be converted and (B) whether such shares are to be converted into Common Stock, Class B Stock, or a specified combination of Common Stock and Class B Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

          (ii) In connection with any Directed Conversion or Mandatory Conversion, the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the Corporation on the Directed Conversion Date or the Mandatory Conversion Date, as applicable, with a written notice specifying whether such shares (and any Additional Shares issued as dividends thereon) are to be converted into Common Stock, Class B Stock, or a specified combination of Common Stock and Class B Stock; provided that the failure of a holder to comply with this paragraph 8(b)(ii) will not prevent or otherwise affect conversion of such shares (and any such Additional Shares).

          (iii) As promptly as practicable after the surrender by a holder of certificates for shares of Series B Preferred Stock under paragraph 8(b)(i) or (ii), the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (w) a certificate or certificates for the whole number of shares of Common Stock or Class B Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (x) any cash adjustment required pursuant to Section 8(f) and (y) in the event of a conversion in part, a certificate or certificates for the whole number of Series B Preferred Stock not being so converted.

          (iv) In the event that there is a Change of Control, the Corporation shall give written notice (a "Change of Control Notice") to each holder of Series B Preferred Stock of such Change of Control within 5 days after the Corporation has knowledge of such Change of Control. If such holder properly exercises its right to an Optional Conversion under paragraph 8(a) prior to the Issue 42 Date and not more than 20 days after the date of delivery of a Change of Control Notice to such holder, then in addition to the foregoing, such holder shall be entitled to receive an amount of cash to the extent there are funds legally available therefor, equal to the product of (A) the amount of dividends that would have accrued on the Series B Preferred Stock so converted for the period beginning on the date of delivery of the Optional Conversion Notice and ending on the Issue 42 Date if such Series B Preferred Stock had not been converted, times (B) the Conversion Ratio in effect immediately prior to the Change of Control, times (C) if the Change of Control is the result of a tender or exchange offer, merger or other form of business combination, the price paid per share of Common Stock in such tender or exchange offer, merger or other form of business combination (with the fair market value of any non-cash consideration being determined in accordance with paragraph 8(g)(ii) hereof), or if the Change of Control is not the result of a tender or exchange offer, merger or other form of business combination, the 10 Day Market Price of the Common Stock on the date of the Change of Control, divided by the Liquidation Preference; provided that a holder of Series B Preferred Stock shall not be entitled to receive any cash payment under this provision until such time as the Corporation has repurchased such debt securities as are required to be repurchased by the Corporation upon such Change of Control pursuant to the Corporation's credit and financing agreements and provided further that a holder of

     Series B Preferred Stock that receives a payment under this paragraph 8(b)(iv) shall not be entitled to receive any Issue 42 Shares.

          (v) Each conversion shall be deemed to have been effected (the "Effective Time") immediately prior to the close of business (A) in the case of an Optional Conversion, on the date of delivery of the Optional Conversion Notice, (B) in the case of a Directed Conversion, on the Directed Conversion Date, and (C) in the case of a Mandatory Conversion, on the Mandatory Conversion Date. At the Effective Time, the Person in whose name or names any certificate or certificates for shares of Common Stock or Class B Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock or Class B Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock and Class B Stock in the aggregate equal to the product of the number of shares of Series B Preferred Stock surrendered and the Conversion Ratio in effect at such time on such date. All shares of Common Stock and Class B Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. At the Effective Time, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or Class B Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series B Preferred Stock not converted. In the event that a holder of shares of Series B Preferred Stock fails to surrender certificates representing shares to be converted in accordance with paragraph 8(b)(ii) or the written notice referred to therein, such holder will be deemed to have elected to convert such shares into shares of Class B Stock; provided that the certificates representing such shares of Class B Stock and any shares of Series B Preferred Stock not converted shall not be issued and delivered under paragraph 8(b)(iii), nor shall any cash adjustment be paid under such paragraph, until such time as the certificates representing the converted shares of Series B Preferred Stock have been surrendered to the Corporation.

          (c) (i) Upon delivery to the Corporation of an Optional Conversion Notice by a holder of shares of Series B Preferred Stock or delivery to such a holder of a Directed Conversion Notice by the Corporation, the right of the Corporation to redeem such shares of Series B Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed pursuant to paragraph 7.

          (ii) Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series B Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock or Class B Stock issued upon such conversion.

          (d) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock and Class B Stock as shall be required for the purpose of effecting conversions of the Series B Preferred Stock.

          (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or Class B Stock on conversion of the Series B Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or Class B Stock in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) In connection with the conversion by a holder of any shares of Series B Preferred Stock, no fractions of shares of Common Stock or Class B Stock shall be required to be issued to such holder, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the business day on which such shares of Series B Preferred Stock are deemed to have been converted.

     (g) (i) In case the Corporation shall at any time after the date of issue of the Series B Preferred Stock (A) declare a dividend or make a distribution on Common Stock or Class B Stock payable in Common Stock or Class B Stock, (B) subdivide or split the outstanding Common Stock or Class B Stock, (C) combine or reclassify the outstanding Common Stock or Class B Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of

Common Stock or Class B Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) or, (E) consolidate with, or merge with or into, any other Person, or engage in any reorganization, recapitalization, sale of all or substantially all of the Corporation's assets to any entity or any other transaction which, in the case of any of the transactions referred in this subclause (E), is effected in such a manner that the holders of Common Stock or Class B Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock or Class B Stock (any such transaction described in this subclause (E), an "Organic Change"), the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger, reclassification or Organic Change shall be proportionately adjusted, or other provision shall be made, so that the conversion of the Series B Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock, Class B Stock or other securities of the Corporation (or shares of any security or cash or other property into which such shares of Common Stock or Class B Stock have been combined, consolidated, merged, reclassified or changed, or which were otherwise receivable with respect to or in exchange for shares of Common Stock or Class B Stock, pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series B Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reclassification or Organic Change, assuming such holder of Common Stock or Class B Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or in connection with which such reclassification or Organic Change was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or Organic Change (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or Organic Change, is not the same for each share of Common Stock or Class B Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger or Organic Change by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph 8(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger or Organic Change by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (E) upon conversion of shares of any series of Preferred Stock or (F) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i), 8(g)(iii) or 8(g)(iv) hereof or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the 20 Day Market Price on the date of such issuance, or shall issue securities convertible into Common Stock (other than such securities paid as dividends on any class of Preferred Stock) having a conversion price per share less than the 20 Day Market Price at the date of issuance of such convertible security, the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion), and (2) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion) would purchase at the 20 Day Market Price in effect on the date of such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

          (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants (other than rights, options or warrants issued under a shareholders' rights plan) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common

     Stock) less than the 20 Day Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed. In the event that after fixing a record date such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such record date had not been fixed. In the event that such rights, options or warrants expire in whole or in part unexercised or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Ratio shall again be adjusted as follows:
     (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be the Conversion Ratio that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Ratio shall be adjusted to reflect the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Ratio was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii).

          (iv) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock or Class B Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (x) dividends or distributions for which an adjustment is made pursuant to paragraph 8(g)(i) or 8(g)(iii) hereof or issued under a shareholders' rights plan,
     (y) cash dividends paid from the Corporation's retained earnings, or (z) distributions of stock or assets having an aggregate fair market value of less than $25 million), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the 20 Day Market Price on such record date, and (B) the denominator of which shall be the 20 Day Market Price on such record date, less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed. In addition to the foregoing, an adjustment to the Conversion Ratio shall be made in respect of dividends and distributions paid in cash or other property (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash or property that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) or 8(g)(iii) is made) where the sum of (1) all such cash dividends and distributions and the fair market value (determined in accordance with paragraph 8(g)(ii) hereof) of all non-cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined in accordance with paragraph 8(g)(ii) hereof) of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 5% of the Corporation's market capitalization (being the product of the then 20 Day Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution).

          (v) No adjustment to the Conversion Ratio pursuant to paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this paragraph 8(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

          (vi) In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock or Class B Stock, the number of such other shares so receivable upon conversion of Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (vii) Notwithstanding the provisions of this paragraph 8(g), the Corporation and a holder of shares of Series B Preferred Stock may agree that the occurrence of an event that would otherwise cause an adjustment under this paragraph 8(g) shall not cause such an adjustment with respect to such shares held by such holder. If, as a result of the foregoing, the Conversion Ratio applicable to such shares would be different from the Conversion Ratio applicable to other shares of Series B Preferred Stock, the Corporation shall create a new series of Preferred Stock with the same terms as the Series B Preferred Stock except for the difference in the Conversion Ratio resulting from such agreement, and such holder shall exchange its shares of Series B Preferred Stock for an equal number of shares of such new series of Preferred Stock.

     (h) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series B Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments

     9. Voting Rights. (a) Except as otherwise provided in this paragraph 9 or by applicable law, the holders of the shares of Series B Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation and bylaws of the Corporation. Except as provided in the following provisions of this paragraph 9, or as otherwise required by law, the holders of shares of Series B Preferred Stock shall not be entitled to any separate or class vote.

     (b) If and whenever six quarterly dividends payable on the Series B Preferred Stock have not been paid in full, the number of directors then constituting the Board of Directors shall be increased by one and the holders of shares of Series B Preferred Stock, voting as a single class, shall be entitled to elect the additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends), and the term of office of any person elected as director by the holders of the Series B Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after voting power to elect a director shall have become vested and be continuing in the holders of Series B Preferred Stock pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the holders of Series B Preferred Stock, a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series B Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series B Preferred Stock, for the purpose of electing the director which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of at least twenty-five percent (25%) of the outstanding shares of Series B Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series B Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (c) Without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock; provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series B Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series B Preferred Stock or the vote of holders of two-thirds of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose.

     (d) Without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any Senior Securities.

     (e) Without the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a plan of liquidation unless: either (1) the Corporation is the surviving or continuing Person and the Series B Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series B Preferred Stock or (2)
(i) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and (ii) the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction except as provided in paragraph 8(g)(i). For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (f) In exercising the voting rights set forth in clauses (b), (c), (d) and
(e) of this paragraph 9, each share of Series B Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, then the Series B Preferred Stock shall have with respect to such matters one vote per $1,000 (or fraction thereof) of aggregate Liquidation Preferences plus accrued and unpaid dividends.

     (g) The consent or votes required above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's certificate of incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in paragraph (a) above or as otherwise required by applicable law or the Corporation's certificate of incorporation or bylaws.

     10. Reports. So long as any of the Series B Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series B Preferred Stock with reports containing the same information as would be required in such reports.

     11. General Provisions.

     (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     (b) Each holder of Series B Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

                                                                       EXHIBIT B


                              REGISTRATION RIGHTS

     This constitutes Exhibit B to the Stock Purchase Agreement (as it may be amended from time to time, the "Stock Purchase Agreement") dated as of October 1, 1999 between RCN Corporation, a Delaware corporation (the "Corporation"), and Vulcan Ventures Incorporated, a Washington corporation ("Buyer").

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. Terms defined in the Stock Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "Conversion Shares" means shares of Common Stock or Class B Stock issued upon conversion of the Preferred Stock.

     "Holder" means a person who owns Registrable Securities and is either (a) Buyer or (b) a Permitted Transferee who has agreed in writing to be bound by the terms of Sections 2.03, 6.02 and 7.04 of the Stock Purchase Agreement and this Exhibit B.

     "Piggyback Registration" means a Piggyback Registration as defined in
Section 2.02.

     "Registrable Securities" means (i) shares of Common Stock constituting Conversion Shares, (ii) shares of Common Stock issued upon exchange under
Section 5.08 of the Stock Purchase Agreement of shares of Class B Stock constituting Conversion Shares, (iii) shares of Common Stock acquired under Sections 5.07 or 6.04 of the Stock Purchase Agreement, (iv) the Current Shares, and (v) any additional shares of Common Stock issued in respect of the shares referred to in (i), (ii), (iii) and (iv) in connection with a stock split, stock dividend or similar event with respect to the Common Stock or Class B Stock. As to any particular Registrable Securities, such Registrable Securities shall cease to be

Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, (iii) have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) have ceased to be outstanding.

     "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

     "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     SECTION 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Exhibit B, and references to the parties shall mean the parties to the Stock Purchase Agreement.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

     SECTION 2.01. Demand Registration. (a) Buyer, on its own behalf and on behalf of the other Holders, may make up to six written requests for registration under the Securities Act of all or any part of the Registrable Securities held by the Holders (each, a "Demand Registration"); provided that
(i) Buyer may not request a Demand Registration before the first anniversary of the Closing Date, (ii) no Demand Registration may be requested within 180 days after the preceding request for a Demand Registration, and (iii) each Demand Registration must be (x) in respect of Registrable Securities with a fair market value of at least $50,000,000 or (y) in respect of all remaining Registrable Securities and have a fair market value of at least $5,000,000. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Exhibit B or the inability of the requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Corporation is in compliance in all material respects with its obligations under this Exhibit B), then such Demand Registration shall be deemed to have been effected (provided that if the Demand Registration does not become effective because of a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Corporation and its subsidiaries taken as a whole that occurs subsequent to the date of the written request made by the requesting Holders, then the Demand Registration shall not be deemed to have been effected).

     (b) In the event that the requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration; provided that the right to reacquire a Demand Registration may be exercised a maximum of two times.

     (c) If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority in interest of the Selling Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering, subject to the Corporation's approval, which approval shall not be unreasonably withheld.

     (d) The Selling Holders will inform the Corporation of the time and manner of any disposition of Registrable Securities, and agree to reasonably cooperate with the Corporation in effecting the disposition of the Registrable Securities in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

     (e) The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Corporation has received a request for such Demand Registration) of such intention to Buyer indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and the Corporation shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Corporation's preemption of a requested Demand Registration, such requested registration will not count as a Demand

Registration; provided that a Demand Registration will not be deemed preempted if the Holders are permitted to sell all requested securities in connection with the ensuing primary offering by exercising their piggyback registration rights as set forth in Section 2.02. The Corporation may exercise the right to preempt only twice in any 360-day period; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

     (f) Subject to Section 2.03, the Corporation will be entitled to include in a Demand Registration shares of Common Stock for its own account or for the account of other Persons.

     SECTION 2.02. Piggyback Registration. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Corporation shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Corporation as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have five business days after receipt of any such notice to notify the Corporation as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Corporation, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Corporation, the Corporation will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Corporation shall determine in its sole discretion not to register or to delay the proposed offering, the Corporation may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Corporation and the Selling Holders, the Corporation shall be entitled to select the Underwriters in connection with any Piggyback Registration.

     SECTION 2.03. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.01 or

2.02 states in writing that the size of the offering that Holders, the Corporation and any other Persons intend to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Corporation, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a demand registration right) is reduced; provided further that in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Holders making the Demand Registration shall be reduced only after the amount of securities to be offered for the account of the Corporation and any other Persons has been reduced to zero. In the event of a reduction pursuant to this Section 2.03 of Registrable Securities to be offered for the account of Holders, such reduction shall be pro rata among such Holders based on the number of Registrable Securities each Holder had proposed to sell.

     SECTION 2.04. Preservation of Rights. The Corporation will not grant any registration rights to third parties which contravene the rights granted hereunder.

                                   ARTICLE 3
                            REGISTRATION PROCEDURES

     SECTION 3.01. Filings; Information. In connection with a Demand Registration pursuant to Section 2.01 hereof, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

          (a) The Corporation will expeditiously prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities; provided that if the Corporation shall furnish to Buyer a certificate signed by the Corporation's Chairman, President or any Vice-President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Corporation or its shareholders for such a registration statement to be filed as expeditiously as possible (because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Corporation), the Corporation may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided, that during any 360 day period there shall be a period of at least 120 consecutive days during which the Corporation will make a registration statement available under this Exhibit B; and provided further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation's fiscal year, and (ii) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, the Corporation may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

          (b) The Corporation will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

          (c) After the filing of the registration statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Corporation will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

          (e) The Corporation will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders, and to the Underwriters any such supplement or amendment. Upon receipt of any notice from the Corporation of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

          (f) The Corporation will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

          (g) At the request of any Underwriter in connection with an underwritten offering the Corporation will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

          (h) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (i) The Corporation will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

     SECTION 3.02. Selling Holder Information. The Corporation may require Selling Holders promptly to furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with any Demand Registration or Piggyback Registration.

     SECTION 3.03. Registration Expenses. In connection with any Demand Registration, the Corporation shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Corporation and the reasonable fees and expenses of independent certified public accountants for the Corporation (including fees and expenses associated with the special audits or the delivery of comfort letters) and (vi) the reasonable fees and expenses of any additional experts retained by the Corporation in connection with such registration. In connection with any Piggyback Registration, the Corporation shall pay the Registration Expenses set forth in clauses (ii) through (vi) of the preceding sentence. The Selling Holders shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities,
(ii) fees and expenses of counsel for the Selling Holders and (iii) any out-of-pocket expenses of the Selling Holders. In connection with any Piggyback Registration, the Selling Holders shall pay, in addition to items (i) through
(iii) of the preceding sentence, registration and filing fees with the Commission and National Association of Securities Dealers Inc., in proportion to the ratio that the number of shares of Registrable Securities being registered for the account of the Selling Holders bears to the aggregate number of shares of Common Stock being included in the applicable registration statement.

                                   ARTICLE 4
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.01. Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Corporation by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished Buyer or Underwriter with copies of the same. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

     SECTION 4.02. Indemnification by Buyer. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each

Person, if any, which controls the Corporation within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Section 4.02.

     SECTION 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     SECTION 4.04. Contribution. If the indemnification provided for in this
Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Corporation and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 5
                                 MISCELLANEOUS

     SECTION 5.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Exhibit B and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration.

     SECTION 5.02. Rule 144. The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Buyer, the Corporation will deliver to Buyer a written statement as to whether it has complied with such reporting requirements.

     SECTION 5.03. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Corporation (whether for the account of the Corporation or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities or other Common Stock or Class B Stock, or any securities convertible into or exchangeable or exercisable for any of the foregoing, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 180-day period (or such lesser period as the lead or managing Underwriter may agree) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

     SECTION 5.04. Termination. The registration rights granted under this Agreement will terminate on the fifteenth anniversary of the Closing Date.

     SECTION 5.05. Holder Determinations. In the event any determination is to be made by the Holders or the Selling Holders as a group, such determination shall be made by Holders or Selling Holders holding a majority in interest of the Registrable Securities or the Registrable Securities being sold, respectively.